					Exhibit 5


                         April 18, 1997

Sprint Corporation
P.O. Box 11315
Kansas City, Missouri  64112

     Re: 100,000 Shares of Common Stock (par value $2.50 per share) of Sprint Corporation, issuable in connection with the 1997 Long-Term Stock Incentive Program

Gentlemen:

     I have acted as your counsel in connection with the proposed offering and issuance of an aggregate of 100,000 additional shares of your Common Stock, $2.50 par value ("Additional Shares"), referred to in the Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). In such connection, I have examined the Registration Statement and I am familiar with the corporate proceedings taken by your stockholders and your Board of Directors and officers in connection with the authorization of the Additional Shares and related matters, and I have reviewed such documents, records and matters of law as I have considered necessary for rendering my opinion hereinafter set forth.

     Based upon the foregoing, I am of the opinion that:

     1. Sprint Corporation is a corporation duly organized and validly existing under the laws of the State of Kansas.

     2. The Additional Shares have been duly and validly authorized and, when (i) the Registration Statement has become effective under the Act and (ii) the Additional Shares are issued and sold in the manner and upon the terms set forth in the 1997 Long-Term Stock Incentive Program, such Additional Shares will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.



                                        Very truly yours,

                                        /s/ Don A. Jensen
                                        Don A. Jensen
DAJ/lb